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                                                                   EXHIBIT 10.11


                           INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT (the "Agreement") dated as of June ___, 1997 is by and between MiliRisk, Inc., a Texas corporation (the "Company"), and ________________ ("Director").

                                    RECITALS

         A. Director is a member of the Board of Directors of the Company and in such capacity is performing a valuable service to the Company.

         B. The Company's Bylaws (the "Bylaws") provide for the indemnification of the directors, officers, employees and agents of the Company to the extent set forth in the Articles of Incorporation of the Company (the "Articles").

         C. The Articles provide that the Company shall indemnify the directors, officers, employees and agents of the Company to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act, as amended to date (the "Corporation Act").

         D. The Corporation Law specifically provides that indemnification and advancement of expenses under any agreement is valid to the extent it is consistent with the Corporation Act, as limited by the Articles, and thereby contemplates that agreements may be entered into between the Company and members of the Board of Directors of the Company with respect to the indemnification of such directors.

         E. In accordance with the authorization provided in the Corporation Act, the Company has purchased and presently maintains a policy or policies of directors' and officers' liabilities insurance (the "Insurance") covering certain liabilities which may be incurred by the Company's directors and officers in the performance of their services to the Company.

         F. The general availability of directors' and officers' liability insurance covering certain liabilities which may be incurred by the Company's directors and officers in the performance of their services to the Company and the applicability, amendment and enforcement of statutory and bylaw provisions have raised questions concerning the adequacy and reliability of the protection afforded to directors.

         G. In order to induce Director to serve as a member of the Board of Directors of the Company for the current term and for any subsequent term to which he is elected by the shareholders of the Company, the Company has deemed it to be in its best interest to enter into this Agreement with Director.

         NOW, THEREFORE, in consideration of Director's agreement to serve as a member of the Board of Directors of the Company after the date hereof, the parties hereto agree as follows:

         1.      Definitions.

         As used in this Agreement, the following terms shall have the following meanings:
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                 (a)      Change in Control.  A "Change in Control" shall be
         deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the outstanding securities of the Company, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve (x) a merger or consolidation of the Company with any other entity (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), (y) a plan of complete liquidation of the Company or (z) an agreement or agreements for the sale or disposition, in a single transaction or series of related transactions, by the Company of all or substantially all of the property and assets of the Company. Notwithstanding the foregoing, events otherwise constituting a Change in Control in accordance with the foregoing shall not constitute a Change in Control if such events are solicited by the Company and are approved, recommended or supported by the Board of Directors of the Company in actions taken prior to, and with respect to, such events.

                 (b) Reviewing Party. A "Reviewing Party" means (i) the Board of Directors or a committee of directors of the Company, who are not officers, appointed by the Board of Directors, provided that a majority of such directors are not parties to the claim or (ii) special, independent counsel selected and appointed by the Board of Directors or by a committee of directors of the Company who are not officers.

         2.      Indemnification of Director.

         The Company hereby agrees that it shall hold harmless and indemnify Director to the fullest extent authorized and permitted by the provisions of the Articles and Bylaws and the provisions of the Corporation Act, or by any amendment thereof, but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Articles, Bylaws or Corporation Act permitted the Company to provide prior to such





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amendment, or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof.

         3.      Insurance

         3.1 Insurance Policies. So long as Director may be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, by reason of the fact that Director is or was a director, to the extent that the Company maintains one or more insurance policy or policies providing directors' and officers' liability insurance, Director shall be covered by such policy or policies in accordance with its or their terms, to the maximum extent of the coverage applicable to any director or officer then serving the Company.

         3.2 Maintenance of Insurance. The Company shall not be required to maintain the Insurance or any policy or policies of comparable insurance, as the case may be, if such insurance is not reasonably available or if, in the reasonable business judgment of the Board of Directors of the Company which shall be conclusively established by such determination by the Board of Directors, or any appropriate committee thereof, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage thereunder or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

         3.3 Self-Insurance. To the extent Director is not indemnified under other Sections of this Agreement and is not fully, by reason of deductible or otherwise, covered by directors' and officers' liability insurance, the Company shall maintain self-insurance for, and thereby indemnify and hold harmless, Director from and against any and all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by Director in connection with any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which Director was or is made a party or was or is involved by reason of the fact that Director is or was a director of the Company. Notwithstanding the foregoing, payments of self-insurance under this Section to Director by the Company shall not exceed the amount of $5,000,000 for any event and further shall be limited in accordance with Section 5 hereof. An "event" as used in the preceding sentence in reference to a limitation on self-insurance shall include the same acts or omissions by Director and interrelated, repeated or continuous acts or omissions.

         4.      Additional Indemnification.

         Subject only to the exclusions set forth in Section 5 hereof, the Company hereby agrees that it shall hold harmless and indemnify Director:

                 (a) against any and all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including court costs and attorneys' fees) actually incurred by Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or





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         investigative, including an action by or on behalf of shareholders of the Company or by or in the right of the Company, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding; and

                 (b) otherwise to the fullest extent as may be provided to Director by the Company under the Corporation Act.

         5.      Limitations on Additional Indemnification.

         No indemnification pursuant to this Agreement shall be paid by the
         Company:

                 (a) in respect to any transaction if it shall be determined by the Reviewing Party, or by final judgment or other final adjudication, that Director derived an improper personal benefit;

                 (b) on account of Director's conduct which is determined by the Reviewing Party, or by final judgment or other final adjudication, to have involved acts or omissions not in good faith, intentional misconduct or a knowing violation of law;

                 (c) if the Reviewing Party or a court having jurisdiction in the matter shall determine that such indemnification is in violation of the Articles, the Bylaws or the law.

         6.      Advancement of Expenses.

         In the event of any threatened or pending action, suit or proceeding in which Director is a party or is involved and which may give rise to a right of indemnification under this Agreement, following written request to the Company by Director, the Company shall promptly pay to Director amounts to cover reasonable expenses incurred by Director in such proceeding in advance of its final disposition upon the receipt by the Company of (i) a written affirmation by Director of his good faith belief that he has met the standard of conduct necessary for indemnification under the Corporation Act and (ii) a written undertaking by or on behalf of Director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of Director against expenses incurred by him in connection with that proceeding is prohibited by the Corporation Act.

         7.      Repayment of Expenses.

         Director agrees that Director shall reimburse the Company for all reasonable expenses paid by the Company in defending any civil, criminal, administrative, arbitrative, or investigative action, suit or proceeding against Director in the event and only to the extent that it shall be determined by final judgment or other final adjudication that Director is not entitled to be indemnified by the Company for such expenses under the provisions of the Corporation Act or any applicable law.





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         8.      Determination of Indemnification; Burden of Proof.

         With respect to all matters concerning the rights of Director to indemnification and payment of expenses under this Agreement or under the provisions of the Articles and Bylaws now or hereafter in effect, the Company shall appoint a Reviewing Party and any determination by the Reviewing Party shall be conclusive and binding on the Company and Director. If under applicable law, the entitlement of Director to be indemnified under this Agreement depends on whether a standard of conduct has been met, the burden of proof of establishing that Director did not act in accordance with such standard of conduct shall rest with the Company. Director shall be presumed to have acted in accordance with such standard and entitled to indemnification or advancement of expenses hereunder, as the case may be, unless, based upon a preponderance of the evidence, it shall be determined by the Reviewing Party that Director did not meet such standard. For purposes of this Agreement, unless otherwise expressly stated herein, the termination of any action, suit or proceeding by judgment, order, settlement, whether with or without court approval, or conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Director did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         9.      Effect of Change in Control.

         If there has not been a Change in Control after the date of this Agreement, the determination of (i) the rights of Director to indemnification and payment of expenses under this Agreement or under the provisions of the Articles and the Bylaws, (ii) standard of conduct and (iii) evaluation of the reasonableness of amounts claimed by Director shall be made by the Reviewing Party or such other body or persons as may be permitted by the Corporation Act. If there has been a Change in Control after the date of this Agreement, such determination and evaluation shall be made by a special, independent counsel who is selected by Director and approved by the Company, which approval shall not be unreasonably withheld, and who has not otherwise performed services for Director or the Company.

         10. Continuation of Indemnification. All agreements and obligations of the Company contained herein shall continue during the period that Director is director of the Company and, while a director of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, by reason of the fact that Director was a director of the Company or serving in any other capacity referred to herein.





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       11.     Notification and Defense of Claim.

       Promptly after receipt by Director of notice of the commencement of any action, suit or proceeding, Director shall, if a claim in respect hereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; provided, however, that delay in so notifying the Company shall not constitute a waiver or release by Director of rights hereunder and that omission by Director to so notify the Company shall not relieve the Company from any liability which it may have to Director otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Director notifies the Company of the commencement thereof:

               (a) the Company shall be entitled to participate therein at its own expense;

               (b) except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof and to employ counsel reasonably satisfactory to Director. After notice from the Company to Director of its election to so assume the defense thereof, the Company shall not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ counsel of his own choosing in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of assumption by the Company of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been specifically authorized by the Company, such authorization to be conclusively established by action by disinterested members of the Board of Directors though less than a quorum; (ii) representation by the same counsel of both Director and the Company would, in the reasonable judgment of Director and the Company, be inappropriate due to an actual or potential conflict of interest between the Company and Director in the conduct of the defense of such action, such conflict of interest to be conclusively established by an opinion of counsel to the Company to such effect; (iii) the counsel employed by the Company and reasonably satisfactory to Director has advised Director in writing that such counsel's representation of Director would likely involve such counsel in representing differing interests which could adversely affect the judgment or loyalty of such counsel to Director, whether it be a conflicting, inconsistent, diverse or other interest; or (iv) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be paid by the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which a conflict of interest has been established as provided in (ii) hereof. Notwithstanding the foregoing, if an insurance company has supplied directors' and officers' liability insurance covering an action, suit or proceeding, then such insurance company shall employ counsel to conduct the defense of such action, suit or proceeding unless Director and the Company reasonably concur in writing that such counsel is unacceptable; and





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               (c)     the Company shall not be liable to indemnify Director
       under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any liability or penalty on Director without Director's written consent. Neither the Company nor Director shall unreasonably withhold consent to any proposed settlement.

       12.     Enforcement.

               (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Director to serve as a director of the Company and acknowledges that Director is relying upon this Agreement in continuing in such capacity.

               (b) If a claim for indemnification or advancement of expenses is not paid in full by the Company within thirty (30) days after a written claim by Director has been received by the Company, Director may at any time assert the claim and bring suit against the Company to recover the unpaid amount of the claim. In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Director for all of Director's reasonable attorneys' fees and expenses in bringing and pursuing such action.

       13.     Proceedings by Director.

       The Company shall not be liable to make any payment under this Agreement in connection with any action, suit or proceeding, or any part thereof, initiated by Director unless such action, suit or proceeding, or part thereof,
(i) was authorized by the Company, such authorization to be conclusively established by action by disinterested members of the Board of Directors though less than a quorum or (ii) was brought by Director pursuant to Section 12(b) hereof.

       14.     Effectiveness.

       This Agreement is effective for, and shall apply to, (i) any claim which is asserted or threatened before, on or after the date of this Agreement but for which no action, suit or proceeding has been brought prior to the date hereof and (ii) any action, suit or proceeding which is threatened before, on or after the date of this Agreement but which is not pending prior to the date hereof. This Agreement shall not apply to any action, suit or proceeding which was brought before the date of this Agreement. So long as the foregoing is satisfied, this Agreement shall be effective for, and be applicable to, acts or omissions occurring prior to, on or after the date hereof.

       15.     Nonexclusivity.

       The rights of Director under this Agreement shall not be deemed exclusive, or in limitation of, any rights to which Director may be entitled under any applicable common or statutory law, or pursuant to the Articles, the Bylaws, vote of shareholders or otherwise.





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       16.     Other Payments.

       The Company shall not be liable to make any payment under this Agreement in connection with any action, suit or proceeding against Director to the extent Director has otherwise received payment of the amounts otherwise payable by the Company hereunder.

       17.     Subrogation.

       In the event the Company makes any payment under this Agreement, the Company shall be subrogated, to the extent of such payment, to all rights of recovery of Director with respect thereto, and Director shall execute all agreements, instruments, certificates or other documents and do or cause to be done all things necessary or appropriate to secure such recovery rights to the Company including, without limitation, executing such documents as shall enable the Company to bring an action or suit to enforce such recovery rights.

       18.     Survival; Continuation.

       The rights of Director under this Agreement shall inure to the benefit of Director, his heirs, executors, administrators, personal representatives and assigns, and this Agreement shall be binding upon the Company, its successors and assigns. The rights of Director under this Agreement shall continue so long as Director may be subject to any action, suit or proceeding because of the fact that Director is or was a director of the Company and, while a director of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise. If the Company, in a single transaction or series of related transactions, sells, leases, exchanges, or otherwise disposes of all or substantially all of its property and assets, the Company shall, as a condition precedent to any such transaction, cause effective provision to be made so that the persons or entities acquiring such property and assets shall become bound by and replace the Company under this Agreement.

       19.     Amendment and Termination.

       No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by both parties hereto.

       20.     Headings.

       Section headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

       21. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:





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               (a)  if to the Company:

                    MiliRisk, Inc.
                    300 Burnett Street
                    Fort Worth, Texas  76102-2799
                    Attn:  F. George Dunham, III
                    Facsimile no.:  (800) 826-9865

                    with a copy to:

                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                    1700 Pacific Avenue
                    Suite 4100
                    Dallas, Texas  75201-4675
                    Attn:  Terry M. Schpok, P.C.
                    Facsimile no.: (214) 969-4343

               (b)  if to the Director:

                    -----------------------------------

                    -----------------------------------

                    -----------------------------------

Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

       22.     Severability.

       If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.





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       23.     Complete Agreement.

       This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

       24.     Counterparts.

       This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

       25. CHOICE OF LAW. THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                  MILIRISK, INC.

                                  By:
                                      -----------------------------------------
                                         F. George Dunham, III
                                         President and Chief Executive Officer



                                  ---------------------------------------------
                                                                   ,   Director
                                  ---------------------------------






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                                                    Schedule to Exhibit 10.11




                     Director Signatories to the Form of
                          Indemnification Agreement




F. George Dunham, III
Terry G. Gaines
Harry E. Bartel
R. Earl Cox, III
Mitch S. Wynne